UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 2, 2008

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      (b) (c)       Joe Loughrey, the Company's President and Chief Operating Officer and member of its Board of Directors, has announced his prospective retirement from the Company and Board upon completion of 35 years of service as an employee in March 2009.  Loughrey, 58, will become Vice Chairman of the Board effective August 1 until his retirement.

                      Tom Linebarger has been appointed to succeed Mr. Loughrey as President and Chief Operating Officer effective August 1.  Linebarger, 45, has been an Executive Vice President of the Company since 2005 and President of its Power Generation Business since 2003, after serving as the Company's Chief Financial Officer from 2000 to 2003.

Item 8.01  Other Events

                      Tony Satterthwaite, 48, has been appointed to succeed Linebarger as President of the Power Generation Business effective immediately.  Satterthwaite has been Vice President of the Generator Set Business since 2003 and was previously Managing Director of Power Generation's Ramsgate, England operations, being promoted to a Company Vice President in 2001.

     Press releases issued in connection with Mr. Loughrey's prospective retirement and these related management appointments are attached as exhibits hereto.

Item 9.01. Financial Statements and Exhibits.

      (d)  The following exhibits are furnished herewith:

99-Press Releases dated May 29, 2008; May 30, 2008; and June 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2008

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release

May 29, 2008

Joe Loughrey to retire as Cummins Inc. President and Chief Operating Officer in March 2009;  to become Cummins Vice Chairman on August 1, 2008

Columbus, IND. - Cummins Inc. (NYSE: CMI) announced today that Joe Loughrey, President and Chief Operating Officer, will retire from Cummins in March 2009. Effective this Aug. 1, Loughrey will become Cummins Vice Chairman and remain a member of the Board of Directors until his retirement.

"Shortly after my 35th anniversary with Cummins, I will retire from the Company," Loughrey told Cummins employees today. "I have planned the date of my departure for more than two years as part of ongoing and regular succession discussions with the Board of Directors.

"With Tim [Solso] continuing in his role as Chairman, and the two of us being too close in age for me to replace him, my retirement gives the Board ample opportunity to observe and evaluate potential future leaders of the Company," Loughrey added.

Loughrey has been President and COO of Cummins, the world's largest independent diesel engine manufacturer, since May 2005.

Loughrey, who also serves on the Company's Board of Directors and on the Board of the Cummins Foundation, joined Cummins in 1974. He was named President of the Engine Business in 1999, a position he held until assuming his current role. Prior to that role, he was Chief Technical Officer and Group President - Industrial for the Engine Business from 1996 to 1999.

During Loughrey's career, Cummins - based in Columbus, Indiana - has grown into a Fortune 250 company that serves customers in more than 190 countries and territories through a network of 5,000 distributor and dealer locations. Cummins 38,700 employees generated more than $13 billion in sales in 2007. More than half of those sales were made outside the United States.

 "Joe's 35 years with the Company provide us with a remarkable legacy," said Tim Solso, Cummins Chairman and Chief Executive Officer. "Without his tireless efforts, his unrelenting pursuit of excellence and his extraordinary personal commitment to Cummins, the Company would not have achieved the success it has today."

Along with his responsibilities at Cummins, Loughrey, a graduate of the University of Notre Dame, is recognized as a leading proponent of advanced manufacturing, both in Indiana and nationally. He is a member and past Chairman of the Manufacturing Institute, the educational arm of the National Association of Manufacturers, as well as Chairman of Conexus Indiana, an organization dedicated to bringing manufacturing and logistics jobs to Indiana.

He also is a member of the Board of Sauer-Danfoss, Inc. and the Columbus Community Education Coalition. He is Vice Chairman of the Advisory Council for the College of Arts & Letters at the University of Notre Dame and a Senior Advisory Board Member of the Tauber Manufacturing Institute at the University of Michigan.

His honors include being named International Senior Member of AIESEC International; the 1994 Volunteer of the Year for the Association of Retarded Citizens; a recipient of the AIESEC Lifetime Achievement Award in 1998; the Distinguished Alumni Honoree for the Massachusetts Boys' State 60th Anniversary; a member of Irish America 'Business 100' in 2005; a recipient of the Achievement Award for Business by the Ireland Chamber of Commerce in the U. S., 2007; recipient of the 2007 Dick Johnson Leadership Award by the March of Dimes; Indiana Global Business Person of the Year, 2007; Ellis Island Medal of Honor Recipient, 2008 and a Sagamore of the Wabash by Indiana Governor Mitch Daniels in 2008.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in approximately 190 countries and territories through a network of more than 500 company-owned and independent distributor locations and approximately 5,200 dealer locations. Cummins reported net income of $739 million on sales of $13.05 billion in 2007. Press releases can be found on the Web at www.cummins.com.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release

May 30, 2008

Tom Linebarger named President and COO of Cummins Inc.
     --President of Cummins Power Generation to succeed Joe Loughrey--

Columbus, IND. -- Tom Linebarger has been named President and Chief Operating Officer of Cummins Inc. (NYSE: CMI), replacing Joe Loughrey, 58, who will become Vice Chairman, effective August 1, until he retires in March 2009.

Linebarger, 45, currently serves as President of Cummins Power Generation and has been an Executive Vice President since 2005. He formerly was the Company's Chief Financial Officer.

"Tom's strong financial background, general management skills, understanding of Cummins' business operations and his commitment to the needs of Cummins' customers and other stakeholders make him an outstanding choice for President and COO," said Tim Solso, Cummins Chairman and Chief Executive Officer. "The Board of Directors and I are extremely pleased to have him assume this key leadership role."

Linebarger joined Cummins in 1994 and served in various roles, including as Managing Director of Cummins Turbo Technologies and Vice President of the Engine Business' Supply Chain Management before being named Chief Financial Officer in 2000 - a role he held for three years.

Linebarger moved to the position of President of Power Generation in 2003 and quickly helped return that business to profitability. Under his leadership, the business went from an operating loss of $19 million in 2003 to an operating profit of $334 million in 2007. Today, Power Generation is at the high end of its sales growth and profit targets and is expanding its businesses globally.

Along with Power Generation, Linebarger has led Cummins' corporate strategy and growth planning efforts.

Prior to joining Cummins, Linebarger was an investment manager for the Prudential Investment Corporation. He has master's degrees in business and manufacturing systems engineering from the Stanford Graduate School of Business. His undergraduate degrees are in mechanical engineering and economics.

Linebarger is a member of the Board or Directors of Pactiv Corp., a position he has held since 2005. He is on the Advisory Committee for Aeon (formerly Central Community Housing Trust Advisory Council) in Minneapolis and a member of the Heading Home Minnesota Business Task Force.  He is also a sponsor of the Cummins Power Generation Fridley plant's community involvement partnerships with Wilder Foundation, Aeon and CommonBond in Minneapolis.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in approximately 190 countries and territories through a network of more than 500 company-owned and independent distributor locations and approximately 5,200 dealer locations. Cummins reported net income of $739 million on sales of $13.05 billion in 2007. Press releases can be found on the Web at www.cummins.com.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release

June 2, 2008

Tony Satterthwaite named President of Cummins Power Generation

Columbus, Ind. --- Cummins Inc. (NYSE: CMI) announced today that Tony Satterthwaite has been promoted to President of Cummins Power Generation effective immediately, succeeding Tom Linebarger, who was named President and Chief Operating Officer of Cummins Inc. last week. Satterthwaite, 48, has been Vice President of the Generator Set Business since 2003.

"I am excited to have someone of Tony's caliber leading this important business in the Cummins' family," said Tim Solso, Chairman and Chief Executive Officer. "His experience gives us an advantage in the highly competitive power generation markets."

Satterthwaite has 14 years of international experience, living abroad in the U. K. and in Singapore.  He ran the Southeast Asia region and led Power Generation's business in Asia-Pacific. He was named Managing Director of Power Generation's operations in Ramsgate, England in 1999 and promoted to Vice President in 2001.

Before joining Cummins in 1988, Satterthwaite was a General Field Engineer for Schlumberger. He has a master's in business administration from Stanford University and an undergraduate degree in civil engineering from Cornell University.

"Tony has done a terrific job for us during the restructuring and the rapid growth of our generation operations," Linebarger said. "He has the business background and experience necessary to lead this organization as we pursue profitable growth opportunities for the future."

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in approximately 190 countries and territories through a network of more than 500 company-owned and independent distributor locations and approximately 5,200 dealer locations. Cummins reported net income of $739 million on sales of $13.05 billion in 2007. Press releases can be found on the Web at www.cummins.com.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.